UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2019

PRINCIPIA BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38653	26-3487603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East Grand Avenue, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 416-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	PRNB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 11, 2019, the Board of Directors (the “Board”) of Principia Biopharma Inc. (the “Company”) appointed Patrick Machado as a Class II director of the Company, with a term of office expiring at the 2020 annual meeting of stockholders. Concurrent with his appointment to the Board, Mr. Machado was also appointed to serve as the chair of the Audit Committee of the Board (the “Audit Committee”). Simeon George, M.D., M.B.A. will continue as the other member of the Audit Committee.

Mr. Machado will receive compensation as a non-employee director of the Company as follows: (a) an annual retainer of $36,500 for service as a member of the Board; (b) an annual retainer of $15,000 for service as chair of the Audit Committee; (c) an initial stock option grant to purchase 20,475 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market (“Nasdaq”) on the trading day immediately preceding the date of grant, and which will vest in equal monthly installments over three years following the date of grant and will vest in full in the event of a change in control (as defined in the Company’s 2018 Equity Incentive Plan), provided that he is continuing to provide service on the applicable vesting date; and (d) each year an annual stock option grant to purchase 10,240 shares of the Company’s common stock, with an exercise price per share equal to the closing price of the Company’s common stock on Nasdaq on the trading day immediately preceding the date of grant, which grant will vest in equal monthly installments over a one-year period such that the option is fully vested on the date that is 12 months after the grant date, provided that he is continuing to provide service on the applicable vesting date. Mr. Machado has also entered into the Company’s standard form of indemnification agreement.

There are no arrangements or understandings between Mr. Machado and any other person pursuant to which he was selected as a director.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders (the “Annual Meeting”) on June 11, 2019. The stockholders considered two proposals, both of which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2019. The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1: Election of two nominees to serve as Class I directors until the 2022 annual meeting of stockholders and until their successors are duly elected and qualified. The votes were cast as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Martin Babler	19,948,202	945,546	573,891
Shao-Lee Lin, M.D., Ph.D.	20,887,561	6,187	573,891

Martin Babler and Shao-Lee Lin were duly elected as Class I directors.

Proposal 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The votes were cast as follows:

Votes For	Votes Against	Abstentions
21,433,242	822	33,575

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCIPIA BIOPHARMA INC.

By:	/s/ Christopher Y. Chai
Christopher Y. Chai Chief Financial Officer

Dated: June 14, 2019